                                                                     EXHIBIT 4.2


THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1999 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK CITY TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

NO. ______                     WARRANT TO PURCHASE
                                     _______

              SHARES OF THE COMMON STOCK, $.10 PAR VALUE PER SHARE
                                       OF
                            GENOME THERAPEUTICS CORP.

         This certifies that, for good and valuable consideration, Oppenheimer & Co., Inc., and its registered, permitted assigns (collectively, the "Warrantholder"), is entitled to purchase from Genome Therapeutics Corp., a Massachusetts corporation (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 A.M., New York City time, on ________ __, 1997, and before 5:00 P.M., New York City time on _________ __, 1999 (or, if such day is not a Business Day, on or before 5:00 P.M., New York City time, on the next following Business Day), the number of fully paid and nonassessable shares of Common Stock stated above at the Exercise Price (as defined herein) payable for each of such shares. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as provided in
Article III hereof.

                                    ARTICLE I

         Section 1.01: Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

         (a) Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

         (b) Common Stock: Common Stock, $.10 par value per share, of the Company.

         (c) Common Stock Equivalent: Warrants, options, subscription or purchase rights with respect to shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities.

         (d) Demand Registration: As defined in Section 6.02.

         (e) Exchange Act: The Securities Exchange Act of 1934, as amended.

         (f) Exercise Price: $____ per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof. [an amount equal to 120% of the average per share bid price for the five trading days prior to pricing of the offering]

         (g) Expiration Date: 5:00 P.M., New York City time, on _________ __, 1999, or if such day is not a Business Day, the next succeeding day which is a Business Day.

         (h) 25% Holders: At any time as to which a Demand Registration is requested, the Holder and/or the holders of any other Warrants and/or the holders of Warrant Shares who have the right to acquire or hold, as the case may be, not less than 25% of the combined total of Warrant Shares issuable and Warrant Shares outstanding at the time such Demand Registration is requested.

         (i) Holder: A Holder of Registrable Securities.

         (j) NASD: National Association of Securities Dealers, Inc.

         (k) Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         (l) Piggyback Registration: As defined in Section 6.01.

         (m) Prospectus: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

         (n) Public Offering: A public offering of any of the Company's equity or debt securities pursuant to a registration statement under the Securities Act.

         (o) Registration Expenses: Any and all expenses attributable to the Company and incurred in connection with any registration or action incident to performance of or compliance by the Company with Article VI, including, without limitation, (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expense and (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the Holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities.

         (p) Registrable Securities: Any Warrant Shares issued to Oppenheimer & Co., Inc., and/or its designees or transferees as permitted under Section 5.02 and/or other securities that may be or are issued by the Company upon exercise of this Warrant, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to
Article III hereof.

         (q) Registration Statement: Any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the terms of this Agreement, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

         (r) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         (s) Securities Act: The Securities Act of 1933, as amended.

         (t) Transfer: As defined in Section 5.02.

         (u) Warrants: This Warrant and all other warrants that may be issued in its or their place (together evidencing the right to purchase an aggregate of ______ shares of Common Stock) originally issued as set forth in the definition of Registrable Securities.

         (v) Warrant Shares: Common Stock purchasable upon exercise of the Warrants or any other securities for which the Warrants may become exercisable pursuant to Section 3.01 hereof.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANT

         Section 2.01: Duration of Warrant. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 A.M., New York City time, on _________ __, 1997, and before 5:00 P.M., New York City time, on the Expiration Date. If this Warrant or any portion thereof is not exercised on or prior to the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

         Section 2.02: Exercise of Warrant.

         (a) The Warrantholder may exercise this Warrant, in whole or in part by presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with a Subscription Form in the form attached hereto as Annex A duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

         (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of any anti-dilution provisions contained in Article III hereof, if any, and as provided in Section 2.04) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

         (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

         (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of this Warrant and any Warrant Shares.

         Section 2.03: Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares from time to time issuable upon exercise of this Warrant. All such Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.


         Section 2.04: Fractional Shares. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price pay to the Warrantholder an amount in cash equal to the same fraction multiplied by the current market price per share of Common Stock (as defined in Section 3.01(e)).


         Section 2.05: Listing. Prior to the issuance of any Warrant Shares upon exercise of this Warrant, the Company shall secure the listing of such Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of the Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of the same class of capital stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.


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
                                   ARTICLE III

                 ADJUSTMENT OF NUMBER AND KIND OF WARRANT SHARES
                        PURCHASABLE AND OF EXERCISE PRICE

         The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

         Section 3.01: Mechanical Adjustments.


         (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock, in each case, payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this paragraph 3.01(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, recapitalization or recapitalization, to allow the purchase of such aggregate number and kind of shares, and in the event any such dividend or distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.



         (b) If at any time prior to the exercise of this Warrant in full, the Company shall fix a record date for the issuance or making a distribution to all holders of Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company (including subscription rights, options or warrants for Common Stock or Common Stock Equivalents) or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3.01(a) and regular cash dividends or cash distributions paid out of net profits legally available therefor and in the ordinary course of business) (any such non-excluded event being herein called a "Special Dividend"), the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then current market price per share of the Common Stock (as defined in Section 3.01(e)) on such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common
Stock and the denominator of which shall be such then current market price per share of Common Stock (as so determined). Any adjustment required by this paragraph 3.01(b) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.


         (c) If at the time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary of the Company or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment, as provided in this Article III, and the Company shall reserve, for the life of the Warrant, such securities of such subsidiary or other corporation; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.


         (d) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to one or more of paragraphs (a) and (b) of this Section 3.01, the number of Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of each Warrant immediately before such adjustment by the

Exercise Price in effect on the date of such adjustment and dividing the product so obtained by the Exercise Price as adjusted.


         (e) For the purpose of any computation under this Section 3.01, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price as reported by Nasdaq National Market, or other similar organization if Nasdaq National Market is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

         (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

         (g) In the event that at any time, as a result of any adjustment made pursuant to Section 3.01(a), the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.01(a).

         Section 3.02: Notices of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its President, and by any Vice President, Treasurer or Clerk setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price therefor after such adjustment setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

         Section 3.03: No Adjustment for Dividends. Except as provided in
Section 3.01 of this Agreement, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

         Section 3.04: Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
III. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Article III. The provisions of this Section 3.04 shall similarly apply to successive reclassification, capital reorganizations, consolidations, mergers, sales or conveyances.

         Section 3.05: Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

         Section 3.06: Treatment of Warrantholder. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                   ARTICLE IV

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

         Section 4.01: No Rights as Shareholders; Notice to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his or its transferee the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by certified mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

         (a) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a cash dividend subject to the parenthetical set forth in Section 3.01(b)) to all holders of Common Stock;

         (b) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;


         (c) a dissolution, liquidation or winding up of the Company shall be proposed to the stockholders of the Company; or



         (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

         Such giving of notice shall be initiated (i) at least ten Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or issuance, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

         Section 4.02: Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                    ARTICLE V

                              SPLIT-UP, COMBINATION
                        EXCHANGE AND TRANSFER OF WARRANTS

         Section 5.01: Split-Up, Combination, Exchange and Transfer of Warrants. Subject to the provisions of Section 5.02 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a Warrant Share or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.


         Section 5.02: Restrictions or Transfer. Neither this Warrant nor the Warrant Shares may be sold, transferred, assigned or hypothecated (any such action, a "Transfer") (i) except to

Oppenheimer & Co., Inc., any affiliate of such company, any successor to the business of such company, or any officer of such company, or (ii) to any underwriter in connection with a Public Offering of the Common Stock, provided (as to (ii)) that this Warrant is then exercisable, is exercised upon such Transfer and the shares of Common Stock issued upon such exercise are sold by such underwriter as part of such Public Offering and, as to both (i) and (ii), only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant or the Warrant Shares, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration, and may require the Warrantholder to obtain an opinion of counsel that a proposed Transfer may be affected without registration under Federal and state securities laws.


                                   ARTICLE VI

                  Registration Under the Securities Act of 1933

         Section 6.01: Piggyback Registration.


         (a) Right to Include Registration. If at any time or from time to time after __________ __, 1997 and prior to ___________ __, 2003, the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on Form S-4 or Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities) (a "Piggyback Registration"), it shall as expeditiously as possible give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 6.01. Such rights are referred to hereinafter as "Piggyback Registration Rights." Upon the written request of any such Holder made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), subject to the terms and conditions of this Article VI, the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof and the Company shall keep such registration statement in effect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days). The Company shall be required to include

Registrable Securities in a Piggyback Registration involving an underwritten public offering on three occasions only.


         (b) Withdrawal of Piggyback Registration by Company. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section
6.04 shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 6.01.

         (c) Piggyback Registration of Underwritten Public Offerings. If a Piggyback Registration involves an offering by or through one or more underwriters, then, (i) all Holders requesting to have their Registrable Securities included in the Company's Registration Statement must agree to sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders and enter into an underwriting agreement with such underwriters containing customary representations and warranties and (ii) any Holder requesting to have his or its Registrable Securities included in such Registration Statement may elect in writing, not later than three Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his or its Registrable Securities so included in connection with such registration.

         (d) Payment of Registration Expenses for Piggyback Registration. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Rights contained in this Section 6.01, unless otherwise required by law.


         (e) Priority in Piggyback Registration. If a Piggyback Registration involves an offering by or through one or more underwriters, the Company shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises the Company (which in turn advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement) that such inclusion would materially adversely affect such offering; provided that
(i) if other selling shareholders who are employees, officers or directors of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities, and
(ii) subject to the rights of any holder of the Company's Common Stock in effect prior to the date hereof, any such reduction or elimination (after taking into account the effect of clause (i)) shall be pro rata to all other holders of the securities of the Company exercising "piggyback registration rights" similar to those set forth herein in proportion to the respective number of shares they have requested to be registered.


         Section 6.02: Demand Registration.


        (a) Request for Registration. If, at any time subsequent to _________ __, 1997 and prior to ___________ __, 2001, any 25% Holders request that the Company file a registration statement under the Securities Act, the Company as soon as reasonably practicable shall use its best efforts to file a registration statement with respect to all Registrable Securities that it has been so requested to include and obtain the effectiveness thereof, and the Company shall take all other action necessary under any Federal or state law or regulation to permit the Registrable Securities that are then held and/or that may be acquired upon the exercise of the Warrants specified in the notices of the Holder or holders thereof to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal and state law and regulation for the period necessary for such Holders or holders to effect the proposed sale or other disposition (but in no event for more than 120 days); provided, however, the Company shall be entitled to defer such registration, on one occasion only, for a period of up to 120 days if and to the extent that its Board of Directors shall determine that such registration would materially interfere with, or require premature disclosure of, any financing, offering, acquisition, collaborative or licensing arrangement or reorganization involving the Company or any of its wholly owned subsidiaries then under consideration by the Company. The Company shall also promptly give written notice to the Holders and the Holders of any other Warrants and/or the Holders of any Registrable Securities who or that have not made a request to the Company pursuant to the provisions of this subsection (a) of its intention to effect any required registration or qualification, and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all other such Registrable Securities that are then held and/or that may be acquired upon the exercise of the

Warrants, the Holders or holders of which have requested such registration or qualification, within 15 days after such notice has been given by the Company, as provided in the preceding sentence. The Company shall be required to effect a registration or qualification pursuant to this subsection (a) on one occasion only.


         (b) Payment of Registration Expenses for Demand Registration. The Company shall pay all Registration Expenses in connection with the Demand Registration, except as otherwise required by law.

         (c) Selection of Underwriters. If any Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be Oppenheimer & Co., Inc. and the co-managing (if any) and the independent pricer required under the rules of the NASD (if any) shall be selected and obtained by the Holders of a majority of the Registrable Securities to be registered. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld. All fees and expenses (other than Registration Expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Holders or holders whose shares are being registered. If Oppenheimer & Co., Inc. should decline to serve as managing underwriter, the Holders of a majority of the Registrable Securities to be registered may select and obtain one or more managing underwriters. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld.

         (d) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the then outstanding Registrable Securities enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 6.02(a) hereof.

         Section 6.03: Buy-outs of Registration Demand. In lieu of carrying out its obligations to effect a Piggyback Registration or Demand Registration of any Registrable Securities pursuant to this Article VI, the Company may carry out such obligation by offering to purchase and purchasing such Registrable Securities requested to be registered at an amount in cash equal to the difference between (a) the last sale price of the Common Stock on the day the request for registration is made and (b) the Exercise Price in effect on such day.

         Section 6.04: Registration Procedures. If and whenever the Company is required to use its best efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Warrant Shares that are then held or that may be acquired upon exercise of the Warrants in order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article VI, the Company shall, as expeditiously as practicable:

         (a) furnish to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Registration Statement, the Prospectus or the Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request;


         (b) enter into such agreements (including an underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof addressed to the underwriters and the Holders covering the matters customarily covered in opinions requested in underwritten offerings; (iii) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 6.05 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause
(i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;



         (c) make available for inspection by one or more representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such

Holders or underwriter, the financial and other records, pertinent corporate documents and properties of the Company as are customarily made available in an underwritten offering, and cause the Company's officers, directors and employees to supply all such information reasonably requested by any such representatives, in connection with such;



         (d) otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Holder or underwriter shall have requested that the Registrable Securities be sold, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.


         Each seller of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

         Section 6.05: Indemnification.

         (a) Indemnification by Company. In connection with each Registration Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and the underwriter, if Oppenheimer & Co., Inc., of Registrable Securities and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any Person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter specifically for use therein or such Holder's or underwriter's failure to provide information required to be included therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

         (b) Indemnification by Holder. In connection with each Registration Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 6.05(a), the Company, its directors and each officer who signs the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein or such Holder's failure to provide information required to be included therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Procedure. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6.05(a) or 6.05(b) shall be available to any party who shall fail to give notice as provided in this Section 6.05(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

         (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection (a) or (b) is due in accordance with its terms but for any reason is held to be unavailable to an indemnified party thereunder in respect of any losses, claims, damages and liabilities referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the offering of the Registrable Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6.05(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the

Company and the Holders shall be deemed to be in such proportions so that (i) the Holders are responsible for that portion represented by the percentage of the total net proceeds from the offering of Registrable Securities received by the Holders and (ii) the Company is responsible for the remaining portion. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this
Section 6.05 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6.05, (i) in no case shall any one Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder from the offering of Registrable Securities and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise then under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

         (e) Specific Performance. The Company and the Warrantholder acknowledge that remedies at law for the enforcement of this Section 6.05 may be inadequate and intend that this Section 6.05 shall be specifically enforceable.

                                   ARTICLE VII

                                  OTHER MATTERS

         Section 7.01: Amendments and Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

         Section 7.02: Counterparts. This Warrant may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 7.03: Computations of Consent. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Warrantholder or subsequent Holders if they are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         Section 7.04: Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

         Section 7.05: Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect, and of the remaining provisions contained herein, shall not be affected or impaired thereby.

         Section 7.06: Attorneys' Fees. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

         Section 7.07: Notice. Any notices or certificates by the Company to the Warrantholder and by the Warrantholder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) as follows: if to the Warrantholder, addressed to him or it in care of Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281, Attention: Peter J. Crowley or, if the Warrantholder has designated by notice in writing to the Company, any other address, to such other address; and if to the

Company, addressed to it at Genome Therapeutics Corp., 100 Beaver Street, Waltham, Massachusetts 02154, Attention: President. The Company may change its address by written notice to the Warrantholder and the Warrantholder may change its address by written notice to the Company.

         IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ___th day of _________ 1996.

                                      GENOME THERAPEUTICS CORP.


                                      By:___________________________
                                         Name:  Robert J. Hennessey
                                         Title: President

Attest:___________________________
        Treasurer

                                                                         ANNEX A



                                SUBSCRIPTION FORM
                        (To be executed upon exercise of
                       Warrant pursuant to Section 2.02(a)

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $_________.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                     Name:_________________________________
                                          (Please Print Name,
                                          Address and Social
                                          Security Number)


                                     Signature:____________________________
                                               NOTE: The above signature
                                               should correspond exactly
                                               with the name on the first
                                               page of this Warrant
                                               Certificate or with the
                                               name of the assignee
                                               appearing in the
                                               Assignment attached
                                               hereto.

         And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                                   ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

         For value received, _____________________ hereby sells, assigns and transfers unto ___________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

                 Name(s) of
                 Assignee(s)               Address          No. of Warrants
                 -----------               -------          ---------------




         And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Warrant Certificate.

Dated: _______________________, 19____



                                            ____________________________________
                                            Note:  The above signature should
                                                   correspond exactly with the
                                                   name on the face of this
                                                   Warrant Certificate.